                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

                               (Amendment No.  )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

 ................................................................................
                           WESTMORELAND COAL COMPANY
                (Name of Registrant as Specified In Its Charter)
 ................................................................................

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) or Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

       1) Title of each class of securities to which transaction applies:

 ........................................  ....................................
       2) Aggregate number of securities to which transaction applies:

 ................................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 ........................................  ....................................
       4) Proposed maximum aggregate value of transaction:

 ................................................................................
       5) Total fee paid:

 ........................................  ....................................
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       .........................................................................
       (2) Form, Schedule or Registration Statement No.

       .........................................................................

       (3) Filing Party:

       .........................................................................

       (4) Date Filed:

       .........................................................................

                          WESTMORELAND COAL COMPANY
                      14TH FLOOR - HOLLY SUGAR BUILDING
                           2 NORTH CASCADE AVENUE
                      COLORADO SPRINGS, COLORADO 80903



          NOTICE OF SPECIAL MEETING OF HOLDERS OF DEPOSITARY SHARES


TO THE SHAREHOLDERS:

    A special meeting of holders of Depositary Shares (representing interests in Series A Convertible Exchangeable Preferred Stock) of Westmoreland Coal Company will be held at the offices of Westmoreland Coal Company at the above address, on Wednesday, September 11, 1996 at 10:00 a.m. Mountain Daylight Time, to:

1.  Elect two directors by a vote of the holders of Depositary Shares; and

2. Transact such other business as may properly come before the meeting or any adjournment thereof.

    Each Depositary Share represents one-quarter share of Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share. Only shareholders of record of Depositary Shares at the close of business on July 15, 1996 will be entitled to notice of and to vote at the meeting. The proxy statement which follows contains more detailed information as to the actions proposed to be taken.

    PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.

                                         Theodore E. Worcester
                                         Corporate Secretary


August __, 1996

                           WESTMORELAND COAL COMPANY
                       14TH FLOOR - HOLLY SUGAR BUILDING
                             2 NORTH CASCADE AVENUE
                        COLORADO SPRINGS, COLORADO 80903

                                                                 August __, 1996

                                PROXY STATEMENT

GENERAL INFORMATION

    The enclosed proxy is solicited on behalf of the Board of Directors of Westmoreland Coal Company (the "Company") for use at the special meeting of holders of Depositary Shares to be held on September 11, 1996 (the "Special Meeting"). The proxy may be revoked by a shareholder at any time before its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally and by telephone. This proxy statement and the enclosed proxy were first sent to shareholders of the Company on or about August __, 1996.

    Shareholders of record of Depositary Shares at the close of business on July 15, 1996 (the "record date") will be entitled to vote at the meeting. On the record date, the Company had outstanding 2,300,000 Depositary Shares, each of which represents one quarter of a share of Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Each outstanding Depositary Share will entitle the holder to one vote on all business of the meeting.

    The presence in person or by proxy of the holders of a majority of the outstanding Depositary Shares will constitute a quorum. Directors are elected by the affirmative vote of a plurality of the votes of the shares present in person or by proxy at the meeting. In all other matters, the affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for approval.

    A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of only one named director nominee by so indicating in the appropriate space on the proxy. In the absence of a specific direction from the shareholder, proxies will be voted for the election of both named director nominees.

    If a proxy indicates that all or a portion of the votes represented by the proxy are not being voted with respect to a particular matter (a "broker nonvote"), that broker nonvote will have no effect on the outcome of the vote. However, broker nonvotes and abstentions are counted for the purpose of determining the presence of a quorum.

ELECTION OF DIRECTORS

    The purpose of the meeting is to elect two directors by a vote of the holders of the Depositary Shares. Each Depositary Share represents one-quarter share of Preferred Stock, the terms of which entitle the holders to elect two directors if the Company is in arrears on six or more Preferred Stock dividends. The Company is currently in arrears on seven dividends, and the Board of Directors accordingly has nominated two persons for election as Directors. The holders of the Company's Common Stock are not entitled to vote for these nominees.

    The two persons named in the following table have been designated as nominees for election to the Board of Directors for a term ending on the date of the next annual meeting of shareholders. Mr. Sight was elected by the shareholders of the Company in June, 1996. At the time of his original appointment to the Board in July 1995, he agreed to resign from his current position if elected to the Board by a vote of the holders of the Depositary Shares. The persons named in the proxy, who shall be appointed by shareholders as their agents to vote their shares of stock, intend to vote for the election of these nominees. Each nominee has consented to being named and to serve if elected. If any should decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall have been designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to SERVE.


                          BUSINESS EXPERIENCE DURING
                          PAST FIVE YEARS AND OTHER                           DIRECTOR OF THE        COMMITTEE
NAME                      DIRECTORSHIPS                             AGE       COMPANY SINCE          MEMBERSHIPS (1)
Robert E. Killen(2)        Chairman of the Board and                55                --                   --
                           Chief Executive Officer of The
                           Killen Group, Inc. (since April
                           1996) and Chairman of the Board of
                           Berwyn Financial Services (since
                           October 1991). President of The
                           Killen Group, Inc. (from September
                           1982 to April 1996).

James W. Sight (3)         Director of United Recycling             40       July 1995           Audit; Corporate
                           Industries (since January 1995)                                       Governance;
                                                                                                 Independent Directors
                           Director of U.S. Home Corp. (since
                           June 1993)

                           Private Investor

- ---------------

(1) See "Information About the Board and Committees" below.

(2) Mr. Killen beneficially owns 2,000 Depositary Shares as a personal investment. In addition, The Killen Group, Inc. is deemed to beneficially own 958,058 shares of Common Stock and 71,506 Depositary Shares purchased on behalf of its clients.

(3) Mr. Sight beneficially owns 120,000 shares of the Company's Common Stock as a personal investment.

SHARE OWNERSHIP

    Except as set forth in the following table, no person or entity known to the Company beneficially owned more than 5% of the Company's voting securities as of December 31, 1995. The information in the table was obtained from filings made with the Securities and Exchange Commission as of December 31, 1995, except with respect to The Killen Group, Inc. for which information was provided directly to the Company by Mr. Killen.

                                         NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                         ---------------------------------------------------
NAME AND ADDRESS OF                   COMMON           PERCENTAGE OF          DEPOSITARY             PERCENTAGE OF
BENEFICIAL OWNER                      STOCK             COMMON STOCK            SHARES             DEPOSITARY SHARES
- --------------------------------------------------------------------------------------------------------------------
Penn Virginia                       1,754,411(2)            25.2%
   Equities Corporation
One Radnor Corporate Center
Suite 200
100 Matsonford Road
Philadelphia, PA 19087

Riverside Capital                                                            685,500(3)                   29.8%
   Advisers, Inc.
2320 Northeast 9th Street
Suite 300
Fort Lauderdale, FL 33304

The Killen Group, Inc.                922,558(4)            13.3%
1189 Lancaster Avenue
Berwyn, PA 19312

Alvin Hoffman                                                                187,700(5)                    8.2%
c/o Makefield Securities Corp.
6699 NW 2nd Ave. Unit 416
Boca Raton, FL 33487

(1) Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole investment power with respect to the shares shown opposite their names.

(2) Penn Virginia Equities Corporation is a wholly owned subsidiary of Penn Virginia Corporation ("Penn Virginia"). Lennox K. Black, who was a Director of the Company until May 10, 1996, is Chairman of the Board and was also Chief Executive Officer of Penn Virginia through May 7, 1996. (See "Transactions with Other Companies" below.)

(3) Riverside Capital Advisers, Inc. ("Riverside") reported that at December 31, 1995, it was deemed to own 685,500 depositary shares as a result of its having sole voting power and sole dispositive power over such shares held in thirteen customer accounts for which it provides investment advice. The
    Schedule 13G filed by Riverside assumed that 1.708 shares of Common Stock are issuable upon conversion of each depositary share.

(4) The Killen Group, Inc., a registered investment advisor, is deemed to beneficially own 958,058 shares of Common Stock and 71,506 Depositary Shares purchased on behalf of its clients. In addition, Robert E. Killen, the President and sole shareholder of The Killen Group, Inc. and one of the two Director nominees to be voted upon at the Special Meeting, beneficially owns 2,000 Depositary Shares as a personal investment.

(5) Mr. Hoffman, a registered representative associated with Makefield Securities Corp., reported on Schedules 13D dated May 4, 1995 and July 15, 1995 filed with the Securities and Exchange Commission, that he was deemed to beneficially own 187,700 Depositary Shares, consisting of 57,600 shares that he holds as a personal investment and 130,100 shares that he holds on behalf of clients in discretionary accounts.

    The following table sets forth information as of July 15, 1996 concerning stock ownership of individual directors and named executive officers, and of the executive officers and directors of the Company as a group:

                                          NUMBER OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                          ------------------------------------------------------
NAMES OF DIRECTORS,
NAMED EXECUTIVE OFFICERS                                       PERCENTAGE OF                DEPOSITARY
AND PERSONS AS A GROUP             COMMON STOCK               COMMON STOCK (2)              SHARES (2)
- ------------------------------------------------------------------------------------------------------
Pemberton Hutchinson                    3,100  (6)                    --                     3,200
William R. Klaus                        7,837  (6)(8)                 --                        --
Thomas W. Ostrander                     2,181                         --                        --
Christopher K. Seglem                  82,243  (3)(5)                  1.2%                    239(4)
James W. Sight                        120,000                          1.7%                     --
Edwin E. Tuttle                        18,773   (6)                   --                        --
Ronald W. Stucki                       26,172  (3)(5)                 --                       200(4)
Robert J. Jaeger                           --                         --                        --
Theodore E. Worcester                  28,310  (3)(5)                 --                        --
R. Page Henley                         36,600  (3)(5)(7)              --                        --
Directors and Executive Officers
of the Company as a Group             325,216  (3)(5)(6)(7)(8)         4.75%                 3,639

(1) This information is based on information furnished to the Company by individual directors and executive officers. Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole dispositive power with respect to the shares opposite their names.

(2) Percentages represent the percentage owned of the Company's Common Stock. Percentages of less than 1% are not reflected. No individual or group presented in the table held as much as 1% of the Company's depositary shares.

(3) Includes shares held by Mellon Bank as Trustee of the Westmoreland Coal Company and Affiliated Companies Employees' Savings/Retirement Plan vested as follows: Mr. Seglem-5,046, Mr. Stucki-172, Mr. Henley - 5,544 and
    Mr. Worcester-2,310; shares vested in the directors and executive officers as a group totaled 13,072.

(4) Represents shares held by Mellon Bank as Trustee of the Westmoreland Coal Company and Affiliated Companies Employees' Savings/Retirement Plan. Shares vested in the directors and executive officers as a group totaled 439.

(5) Includes shares which may be purchased under the 1982 and 1985 Westmoreland Incentive Stock Option and Stock Appreciation Rights Plans as follows: Mr. Seglem-77,197, Mr. Stucki-26,000, Mr. Henley-26,046 and Mr. Worcester-26,000; shares which may be purchased under these Plans for the group as a whole totaled 155,243.

(6) Includes shares which may be purchased under the 1991 Non-Qualified Stock Option Plan for Non-Employee Directors as follows: Messrs. Klaus, and Tuttle-6,000 each; Mr. Hutchinson-1,500; in total, 13,500.

(7) Includes 5,000 shares of restricted Common Stock granted to Mr. Henley under the Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan.

(8) Includes shares held under the Westmoreland Directors' Deferred Compensation Plan as follows: Mr. Halsey-2,153 and Mr. Klaus-1,837; 3,990 in total, which may not be voted.

                               BOARD OF DIRECTORS

    The five persons named in the following table, together with Mr. Sight who is named in the table under the caption "Election of Directors" above, are now Directors of the Company. All of these Directors were elected by the shareholders at the annual meeting of shareholders in June 1996.

    As in the coming year two of the current Directors will be of the retirement age set in the Board's earlier policy statement, the Board has begun a search for their replacements. It is the intention to add two or three new members to the Board, as they are identified, in the coming year (resulting in a temporary increase in the total number of Directors), in order to allow for an appropriate transition period, and so that the Company can have the benefit of contributions from the new Directors with respect to its planning and implementation for the future. See also "Election of Two Directors by Preferred Stockholders," below.

                          BUSINESS EXPERIENCE DURING PAST
                          FIVE YEARS AND OTHER                       DIRECTOR OF THE    COMMITTEE
NAME                      DIRECTORSHIPS                      AGE     COMPANY SINCE      MEMBERSHIPS(1)
- --------------------------------------------------------------------------------------------------------------
Pemberton                 Chairman of the Board of the       65        1977             Executive;
Hutchinson (2)            Company (January 1992 through                                 Compensation and
                          June 1996); Chief Executive                                   Benefits
                          Officer (January 1989 through
                          June 1993); President of the
                          Company (June 1981 through June
                          1992)

                          Director of Mellon Bank
                          Corporation, Teleflex,
                          Incorporated and The Pep Boys

William R. Klaus          Partner, Pepper, Hamilton &        70 (3)    1973             Audit; Executive;
                          Scheetz, attorneys                                            Compensation and
                                                                                        Benefits; Independent
                                                                                        Directors

Christopher K.            Chairman of the Board of the       49        1992             Executive
Seglem (2)                Company (since June 1996); Chief
                          Executive Officer of the Company
                          (since June 1993) and President
                          of the Company (since June
                          1992); Chief Operating Officer
                          of the Company (June 1992
                          through June 1993); Executive
                          Vice President of the Company
                          (December 1990 through June
                          1992)


                          BUSINESS EXPERIENCE DURING PAST
                          FIVE YEARS AND OTHER                       DIRECTOR OF THE    COMMITTEE
NAME                      DIRECTORSHIPS                      AGE     COMPANY SINCE      MEMBERSHIPS(1)
- --------------------------------------------------------------------------------------------------------------
Edwin E. Tuttle           Director of CoreStates Bank,       69        1978             Audit; Compensation
                          N.A. and General Accident                                     and Benefits;
                          Insurance Company of America                                  Executive;
                                                                                        Independent Directors

Thomas W. Ostrander       Managing Director, Salomon         46        1995             Audit; Corporate
                          Brothers Inc, investment banking                              Governance;
                          firm (since 1989)                                             Independent Directors
                                                                                        (4)
                          Works with a variety of domestic
                          and international corporations
                          providing services in the area
                          of capital formation, corporate
                          strategy, mergers and
                          acquisitions and other corporate
                          and financial strategy matters.

- ---------------

(1) See "Information About the Board and Committees" below.

(2) Although reported in the Company's 1994 Annual Report and Form 10-K, the Securities and Exchange Commission's proxy rules also require a description of any bankruptcy petition filed during the past five years with respect to a corporation of which a director nominee was an executive officer at or within two years before the time of filing, giving rise to this footnote:
    The Company filed a "pre-packaged" plan of reorganization under the Federal bankruptcy laws on November 8, 1994 to facilitate the sale of the assets of its subsidiary, Criterion Coal Company, a portion of the proceeds of the sale of which were to be used to repay maturing long-term debt. The Company's plan of reorganization was confirmed on December 16, 1994. Mr. Hutchinson was an executive officer of the Company within two years before the time of the filing. Mr. Seglem held the executive offices indicated at and within two years before the time of the filing, and upon the Company's emergence from bankruptcy on December 22, 1994.

(3) In light of the retirement of three members of the Board of Directors as of the date of the Annual Meeting of Shareholders in 1996, the Board determined that, in order to preserve continuity on the Board, and in order to provide an orderly transition for new directors, it was in the best interests of the Company to waive its previously adopted policy with respect to retirement of Directors in the case of Mr. Klaus and ask Mr. Klaus to stand for reelection at its 1996 annual meeting of shareholders despite the fact that he had attained age 70. Mr. Klaus agreed to do so and was so elected. The Board and Mr. Klaus will consider this subject annually hereafter.

 (4) Mr. Sight and Mr. Ostrander were appointed to the Committee of Independent Directors in February, 1996.

INFORMATION ABOUT THE BOARD AND COMMITTEES

    The Board of Directors held 11 meetings during 1995. Each director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees on which he served during the time he was in office.

    The Audit Committee of the Board of Directors, currently composed of Messrs. Tuttle (Chairman), Klaus, Ostrander and Sight, met three times during 1995. This Committee, which reports to the Board of Directors, reviews the adequacy of the Company's internal accounting controls and oversees the implementation of management recommendations. It also reviews with the Company's independent auditors the audit plan for the Company, the internal accounting controls, financial statements and management letter. It also recommends to the Board the selection of independent auditors for the Company.

    The Compensation and Benefits Committee of the Board of Directors, composed of Messrs. Klaus (Chairman), Hutchinson and Tuttle, met five times during 1995. This Committee reviews the Company's and its subsidiaries' employee benefit programs and management compensation and it reports its recommendations to the Board of Directors.

    The Executive Committee of the Board of Directors, currently composed of Messrs. Hutchinson (Chairman),Tuttle, Klaus, and Seglem, did not meet during 1995.

    The Committee of Independent Directors, currently composed of Messrs. Ostrander (Chairman), Tuttle, Klaus and Sight, met twice during 1995. This Committee is composed of directors who are not and have never been officers or employees of the Company or of Penn Virginia Corporation (see "Transactions with Other Companies" below). It reviews matters involving transactions or issues between the Company and Penn Virginia Corporation, to determine that the terms and conditions of settlement are fair and reasonable to the Company and no less favorable than if negotiated with an unaffiliated company.

    The Board of Directors does not have a standing nominating committee.


EXECUTIVE COMPENSATION

    The following table sets forth information for 1995, 1994, and 1993 as to the person who held the position of Chief Executive Officer during 1995 and the other five most highly compensated executive officers at the end of 1995, whose total salary and bonus for 1995 exceeded $100,000.

SUMMARY COMPENSATION TABLE(3)
                                                                                LONG TERM COMPENSATION
                                        ANNUAL COMPENSATION                               AWARDS
                               -----------------------------------------   ---------------------------------
     NAME AND                                               OTHER ANNUAL    RESTRICTED STOCK   STOCK OPTIONS  ALL OTHER
     PRINCIPAL                                                  COMPEN-          AWARD(S)        (#COMMON       COMPEN-
     POSITIONS        YEAR     SALARY             BONUS (1)     SATION              ($)           SHARES)     SATION (2)
- -----------------------------------------------------------------------------------------------------------------------
Christopher K.        1995   290,004(4)            162,402            0                             75,000       99,973
Seglem, Chief         1994   290,004(4)            203,003            0                             16,000       12,295
Executive Officer     1993   270,504               175,621            0                             52,000       12,792
and President

Ronald W. Stucki,     1995   180,011(4)             86,405            0                             20,000       38,293
Senior Vice           1994   180,011(4)            108,006            0                             13,000        3,859
President-            1993   162,124                93,438        1,532                             12,000        3,712
Operations

Theodore E.           1995   156,208(4)             74,980            0                             20,000       40,476
Worcester, Senior     1994   156,208(4)             93,725            0                             13,000        3,784
Vice President of     1993   143,568                81,083            0                             12,000        3,385
Law and
Administration and
General Counsel

Matthew S.            1995   161,164                77,322            0                                  0        3,750
Sakurada,             1994   150,762                93,725            0                             13,000        3,633
President of          1993   116,065                44,800            0                                  0        2,649
Westmoreland
Energy, Inc. (5)

R. Page Henley,       1995   156,169                74,961            0          12,731(6)               0        5,195
President,            1994   156,169                31,234            0                              3,500        3,769
Westmoreland Coal     1993   156,169                     0            0                                  0       16,636
Sales Company,
Inc.

Robert J. Jaeger,     1995   84,175                 38,016            0                             20,000        4,206
Vice President of     1994   N/A                       N/A          N/A                                N/A          N/A
Finance, Treasurer    1993   N/A                       N/A          N/A                                N/A          N/A
and Controller(7)


(1) The amounts presented in the bonus column for 1995 represent total bonuses earned for 1995 based on accomplishment of strategic objectives. Of the total amount for each individual, 50 percent was paid in the first quarter of 1996. Payment of the remaining 50 percent will be deferred until the earliest to occur of (a) such year in which the Company has a positive cash flow from operations or (b) upon sale, merger or liquidation of the Company, provided that the individual is employed by the Company at the time the 50 percent would be paid, or if not employed, such employment was terminated by reason other than voluntary resignation

    (which would include a decision to not accept relocation of employment), or other than for discharge due to gross or willful misconduct.


(2) All Other Compensation for the named executive officers in 1995 consisted of directors' fees, Company contributions to the 401(k) salary savings plan (the "Plan") for the four Plan quarters ending November 30, 1995, one month's salary for relocation, moving expenses and reimbursement for temporary living costs as set forth in the following. Mr. Seglem received directors' fees of $7,150. Amounts contributed to the Plan during 1995 on behalf of the named executives included: Mr. Seglem-$3,750, Mr. Stucki-$3,750, Mr. Worcester-$3,750, Mr. Henley-$3,750, Mr. Sakurada- $3,750 and Mr. Jaeger-$519. The one month's salary paid to relocating employees is a company policy and included amounts for the following named executives: Mr. Seglem-$24,167, Mr. Stucki- $15,001 and Mr. Worcester- $13,017. Amounts paid for moving and related expenditures on behalf of the named executives included: Mr. Seglem- $64,906, Mr. Stucki- $19,542, Mr. Worcester- $23,709 and Mr. Henley- $1,445. Also, Mr. Jaeger was reimbursed $3,687 principally for temporary living costs.

(3) The Company has an Executive Severance Policy, amended with the consent of the participants, which covers certain of the executive officers named above, and provides that in the event of termination of such person's employment with the Company or its subsidiaries for reasons set forth in the Policy, or from a change-in-control of the Company, as defined in the Policy, such executive officer will be entitled to a severance award. This award shall include an amount equal to twice the executive officer's annual average cash compensation, defined as the greater of the annualized base salary at the time of severance plus the amount of bonus awarded (including amount deferred) in that year or the annual average of the executive officer's most recent five calendar years of base salary and bonus awarded (including amount deferred), including the year of termination. The severance award will be paid in approximately equal monthly installments over a period of 24 months following the date of termination, unless the executive officer elects to receive the present value of his total severance, including the present value of executive benefits, in a lump sum cash distribution at the time of termination.

(4) Salary increases were not granted to Messrs. Seglem, Stucki, Worcester or Henley in 1994 or 1995. The larger amounts reflected for Messrs. Seglem, Stucki and Worcester for 1994 as compared to 1993 are due to their increases in 1993 being in effect for only part of 1993, but for all of 1994.

(5) Mr. Sakurada resigned his position effective March 1, 1996 and was not employed by the Company or any of its subsidiaries, except in a limited consulting capacity, after that date.

(6) Mr. Henley was granted 5,000 shares of restricted stock under the Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan. These shares are valued in the Table at the closing price of the Company's Common Stock on the date of grant (12/5/95). These shares will cease to be restricted if Mr. Henley remains an employee of the Company until January 1, 1997. Neither the grant of the restricted stock nor his vesting in the stock will require any consideration to be paid by Mr. Henley.

(7) Mr. Jaeger was hired April 17, 1995.

    The following table represents information regarding options to purchase common shares granted to the named executive officers in 1995:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                            VALUE
- --------------------------------------------------------------------------------------   --------------------
                               NUMBER OF    PERCENT OF TOTAL
                               SECURITIES   OPTIONS GRANTED  EXERCISE OR
                               UNDERLYING   TO EMPLOYEES IN   BASE PRICE    EXPIRATION    GRANT DATE PRESENT
            NAME            OPTIONS GRANTED   FISCAL YEAR     PER SHARE        DATE             VALUE*
- -------------------------------------------------------------------------------------------------------------
Christopher K. Seglem            75,000          28.6%         $2.625       12/5/2003         $117,750
Ronald W. Stucki                 20,000          7.6%          $2.625       12/5/2003          $31,400
Theodore E. Worcester            20,000          7.6%          $2.625       12/5/2003          $31,400
Robert J. Jaeger                 20,000          7.6%          $2.625       12/5/2003          $31,400

* This calculation was made using the Black - Scholes option pricing model. The model assumes: (a) an option term of 10 years, which represents the length of time between the grant date of options under the Company's 1995 incentive stock option plans and the expiration date of the options; (b) an interest rate that represents the zero-coupon Government Bond yield available on the grant date and maturing at the end of the option term; (c) stock volatility based on monthly closing market prices for December 1992 through December 1995; and (d) a dividend yield which represents the quarterly dividends paid divided by the quarterly closing market prices, annualized for the 12 quarters from December 1992 through December 1995.

    The following table presents information regarding the number of unexercised options to purchase common shares and the number of unexercised stock appreciation rights at December 31, 1995:


             AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
- -------------------------------------------------------------------------------------------------------------
                                  NUMBER OF SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                         DECEMBER 31, 1995                       DECEMBER 31, 1995
            NAME                  EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
- -------------------------------------------------------------------------------------------------------------
Christopher K. Seglem                 77,197             117,000               0                  -0-
Ronald W. Stucki                      26,000              39,000              -0-                 -0-
Theodore E. Worcester                 26,000              39,000              -0-                 -0-
Matthew S. Sakurada                    3,371              26,000              -0-                 -0-
R. Page Henley                        26,046               3,500              -0-                 -0-
Robert J. Jaeger                           0              20,000              -0-                 -0-

    No member of the named executive officer group exercised any options during 1995, or held any unexercised SARs as of December 31, 1995.

RETIREMENT PLAN

    The Company sponsors a Retirement Plan (the "Plan") for eligible employees of the Company and its subsidiaries to which employees make no contributions. All employees whose terms and conditions of employment are not subject to collective bargaining and who work 1,000 or more hours per year are eligible for participation in the Plan. Eligible employees become fully vested after five years of service, or in any event, upon attaining age 65.

    In general, the Plan provides for payment of annual retirement benefits to eligible employees equal to 1.2% of any employee's average annual salaried compensation (over the sixty most highly compensated consecutive months of employment) plus .5% of such average annual compensation in excess of the employee's pay used to determine Social Security retirement benefits ("covered compensation") for each year of service to a maximum of 30 years. The plan also provides for disability benefits and for reduced benefits upon retirement prior to the normal retirement age of 65.

    No amounts are included in the salary compensation column of the Summary Compensation Table above in respect of Plan contributions by the Company and its subsidiaries because the Plan is a qualified defined benefit plan. Based on the most recent actuarial valuation, dated December 1, 1994, no contribution is required or permitted to this Plan for 1995, due to the full funding limitations imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The basis upon which benefits are computed is a straight-life annuity; payments are available in other forms on an actuarially reduced basis equivalent to a straight-life annuity. Benefit amounts set forth in the table below are not subject to any deduction for Social Security benefits or other offset amounts.

    The following table shows estimated annual retirement benefits, which are representative of an employee currently age 65 whose salary remained unchanged during his or her last five years of employment and whose benefit will be paid for the life of the employee:

          COMPENSATION              ANNUAL BENEFIT FOR YEARS OF SERVICE CREDITED
                                        10               20             30 OR MORE
                                        --               --             ----------
               $25,000           $     3,000     $       6,000        $     9,000
                50,000                 7,204            14,408             21,612
               100,000                15,704            31,408             47,112
               150,000                24,204            48,408             72,612
               200,000                32,704            65,408             98,112
               250,000                41,204            82,408            123,612
               300,000                49,704            99,408            149,112

    Years of service credited under the Plan as of December 31, 1995 for the following individuals are: Mr. Seglem-15 years, Mr. Stucki-15 years, Mr. Worcester-5 years, Mr. Henley- 12 years and Mr. Jaeger- 0 years.

    The current compensation covered by the Plan for any named executive officer in the Summary Compensation Table is that amount reported in the Salary column, subject to limitations imposed by the Internal Revenue Code.

    The annual benefit presented in the above table reflects the inclusion of a Supplemental Executive Retirement Plan (the "SERP"), established by the Company, effective January 1, 1992, which currently covers all the executive officers named above. Senior management and certain other key individuals shall be eligible to participate in the SERP.

    To become vested in the SERP, a participant must attain age 55 and generally complete 10 years of service. The SERP is a non-qualified plan which supplements the Retirement Plan by not being limited by the Internal Revenue Code requirements on annual compensation that may be considered in determining a participant's annual benefit and the amount of annual benefit payable to the participant. Bonus amounts are included in a participant's compensation under the SERP, although excluded under the Retirement Plan. Benefits are payable out of the Company's general assets, and shall commence and be payable at the same time and in the same form as the Retirement Plan.

COMPENSATION OF DIRECTORS

     Throughout 1995 the attendance fee for the Chairman of the Board of Directors was $1,300, for each committee chairman was $750 and for each director attending a Board or committee meeting was $650. The attendance fees paid to Mr. Seglem are included in the All Other Compensation column of the Summary Compensation Table.

    Throughout 1995, the annual retainer fee to each outside director was $15,000, of which $9,000 was paid in cash, and the $6,000 remaining could be used to purchase stock of the Company, or at the director's election could also be paid in cash.

    Mr. Hutchinson retired as an employee of the Company as of December 31, 1993. For the period January 1, 1994 to the Annual Meeting of Shareholders in 1996, he agreed to provide consulting services to the Board of Directors at its request, for which he received $1,250 per month. Mr. Hutchinson is also receiving benefit payments from the Company's SERP (see discussion under Retirement Plan, above).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    Mr. Klaus, together with former Directors Brenton S. Halsey and Lennox K. Black, served on the Compensation and Benefits Committee during 1995. Mr. Black is Chairman of the Board and was also Chief Executive Officer of Penn Virginia Corporation through May 7, 1996. See discussion under "Transactions with Other Companies," following. There were no other compensation committee interlocks or insider participation in compensation decisions affecting executive officers.

    No member of this Committee was an officer or employee of the Company. No executive officer of the Company served either as a member of the compensation committee or as a director of a company, one of whose executive officers served on the Company's Compensation and Benefits Committee, or as a member of the compensation committee of a company, one of whose executive officers served as a Director of the Company.

TRANSACTIONS WITH OTHER COMPANIES

    The Company leases coal reserves and land on which the Company has built coal preparation plants and other structures from Penn Virginia Resources Corporation ("PVRC"), a wholly owned subsidiary of Penn Virginia Corporation, of which Mr. Black (who served on the Company's Board until May 10, 1996) is Chairman of the Board and was also Chief Executive Officer through May 7, 1996. During 1995 the Company paid royalties under these leases in the amount of $5,325,000. The Company believes that at the time the leases of coal reserves and land were entered into with PVRC, and when certain of their terms were renegotiated, pursuant to the provisions thereof, the leases were on terms fair and reasonable to the Company and no less favorable to the Company than if the leases were from unaffiliated companies.

    In January 1995, the Company released its rights in certain coal reserves in West Virginia to an indirect subsidiary of Penn Virginia Corporation (and assignee of PVRC) in exchange for $3 million of cash and a guarantee by Penn Virginia Corporation of certain environmental reclamation and remediation obligations of a third party to whom the Company, in a related transaction, had sold operating assets of its Hampton, West Virginia, Division. In May 1996, the Company relinquished certain coal reserves to Penn Virginia Corporation for which it received a cash payment of $10.7 million and an 18-month option to purchase Penn Virginia's 16% ownership interest in Westmoreland Resources, Inc. for $3.0 million. The Company also received assignable access rights from Penn Virginia to the Company's Stone Mountain reserves, a tract of underground reserves owned in fee by the Company. Both the January 1995 and May 1996 transactions were on terms considered fair and reasonable to the Company and no less favorable than if negotiated with an unaffiliated company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 1995 were timely filed, except a Form 4 was late in filing to report the disposal of 2,000 shares of Common Stock by Mr. Leisenring's wife.


                             SHAREHOLDER PROPOSALS

    Any proposal submitted by shareholders for inclusion in the Company's proxy statement and proxy for the 1997 annual meeting of shareholders of the Company must be received by the Company at its principal executive offices no later than December 27, 1996 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

                                 OTHER BUSINESS

    The Board of Directors has no present intention of bringing any other business before the meeting and has not been informed of any other matters that are to be presented to the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

    By order of the Board of Directors.

                                 Theodore E. Worcester
                                 Corporate Secretary

                           WESTMORELAND COAL COMPANY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     SPECIAL MEETING OF HOLDERS OF DEPOSITARY SHARES - SEPTEMBER 11, 1996

The undersigned hereby constitutes and appoints Christopher K. Seglem, Theodore
E. Worcester, and Paul W. Durham and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all depositary shares of stock held by the undersigned at the Special Meeting of Holders of Depositary Shares to be held at the offices of Westmoreland Coal Company, 2 North Cascade Ave., 14th Floor, Colorado Springs, CO on Wednesday, September 11, 1996 at 10:00 A.M. (Mountain Daylight Time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.

                 ELECTION OF DIRECTORS, NOMINEES:

                 Robert E. Killen  and James W. Sight

This card also serves to instruct Mellon Bank, N.A., Trustee of the Westmoreland Coal Company and Affiliated Companies Employees Savings/Retirement Plan how to vote shares held by the Trustee for any stockholders or employees participating in the Plan. The Trustee has been authorized in its discretion to exercise voting rights for shares held in the Plan if no written instructions are received. Written voting instructions must be received by the Trustee by September 5, 1996.

VOTING INSTRUCTIONS RECEIVED BY THE TRUSTEE WILL BE KEPT   *****************
CONFIDENTIAL.                                              *  See Reverse  *
                                                           *  Side         *
                                                           *****************



- --------------------------------------------------------------------------------
(FORM OF REVERSE PROXY)




    X    Please mark your
         votes as in this
         example

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors.

            The Board of Directors recommends a vote FOR       Special
                     FOR             WITHHELD                  Action

1. Election of
    Directors
    (see reverse)

For, except vote withheld from the following nominee:                    Will Attend
                                                                         Special Meeting

- ----------------------------------------

                                                                RECEIPT OF THE NOTICE
                                                                OF SPECIAL MEETING AND PROXY
                                                                STATEMENT DATED, AUGUST ___,
                                                                1996 ARE HEREBY ACKNOWLEDGED.


SIGNATURE(S)_______________________________________ DATE _________________, 1996

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney executor, administrator, trustee, guardian or corporate officer, please give full title as such.